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                             SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C. 20549

                                          Form 8-K

                                       CURRENT REPORT

                             Pursuant to Section 13 or 15(d) of

                            the Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported): April 24, 2003



                                     Blair Corporation


             (Exact name of registrant as specified in its charter)



          Delaware                 001-00878                  25-0691670
          --------                 ---------                  ----------
      (State or other        (Commission File No.)         (I.R.S. Employer
      Jurisdiction of                                    Identification No.)
       incorporation)

     220 Hickory Street, Warren, Pennsylvania                 16366-0001
     (Address of Principal executive offices)                 (Zip Code)


             Registrant's telephone number, including area code: (814) 723-3600


                                       Not Applicable
          (Former name or former address, if changed since last report)

Item 7.  Final Statements, Pro Forma Final Information and Exhibits.

         (c) Exhibits

               Exhibit 99.1.  Press Release.

Item 9. Regulation FD Disclosure and Item 12 Disclosure of Results of Operations and Financial Condition.
-----------------------------------------------------------------------------



         The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

         On April 24, 2003, Blair Corporation issued a press release announcing its earnings for the three months ended March 31, 2003. The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.



                                         SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  April 24, 2003               Blair Corporation



                                    By:  John E. Zawacki
                                         ------------------------------------
                                         John E. Zawacki
                                         President and Chief Executive Officer



                                    By:  Bryan J. Flanagan
                                         -------------------------------------
                                         Bryan J. Flanagan
                                         Senior Vice President and Chief
                                         Financial Officer

FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                     Carl Hymans
Bryan Flanagan, SVP/Chief Financial Officer                 G.S. Schwartz & Co
Thomas McKeever, SVP/Operations & Administration            212-725-4500
Kent Sivillo, VP/Finance                                    carlh@schwartz.com
814-723-3600


BLAIR CORPORATION REPORTS FIRST QUARTER RESULTS


WARREN, Pa., (April 24, 2003) -- Blair Corporation (Amex: BL), (www.blair.com), a national catalog and multi-channel direct marketer of women's and men's apparel and home products, today announced results for the first quarter ended March 31, 2003.

Net sales for the first quarter ended March 31, 2003 increased to $137,013,544 compared to $135,261,455 reported for the first quarter ended March 31, 2002.

Net income for the first quarter ended March 31, 2003 was $500,189, or $.06 per basic and diluted share, compared to net income of $5,601,131, or $.70 per basic and diluted share, reported for the first quarter last year. The reduction in net income was primarily attributable to increased cost of goods sold and advertising expenses.

Cost of goods sold as a percentage of net sales increased to 49.5% for the first quarter of 2003 from 47.7% in the comparable quarter last year. The rise in cost of goods sold reflects an increase in sales generated from promotional activities to address lower response rates, higher inbound air freight expenses and a greater mix of outbound packages in excess of one pound that increased shipping costs.

Advertising expenses rose 13% resulting from a strategic increase in catalog and letter mailings to current and prospective customers.

General & administrative costs rose 3.3% and included costs associated with the implementation of Blair's fulfillment operation. This initiative is expected to be fully operational by the end of the second quarter and will increase efficiency and productivity while reducing overall operating costs.

"Blair achieved a slight increase in sales and market share despite difficult current economic conditions and a significant downturn in the industry. Our net income results were affected by the general economic weakness and slowdown in consumer spending which has impacted the retail and direct marketing industries. The increase in costs and expenses reflect the necessary steps taken to secure current and future sales in this difficult market," said Bryan J. Flanagan, Senior Vice President and Chief Financial Officer.

John E. Zawacki, President and Chief Executive Officer said, "While lower response rates adversely impacted profitability, we have demonstrated Blair's ability to quickly develop and implement initiatives to address the challenges the direct marketing industry is facing. Our additional mailings and promotions helped generate increased sales while expanding our customer base."

"Blair remains focused on expanding its core businesses while capitalizing on its growth initiatives. Our Crossing Pointe catalog and e-commerce initiatives continue to generate increasing revenue and grow our customer files. Blair's e-commerce channel generated $16 million in gross sales demand in the first quarter of 2003 compared to $13 million in 2002.

We are confident that our near-term investments will generate long-term growth. We continue to maintain a strong balance sheet and implement our strategic plan to further enhance our position as the premier direct marketer to value-conscious consumers. We are committed to increasing long-term profitability and shareholder value," concluded Mr. Zawacki.

About Blair
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad array of women's and men's apparel and home products, primarily through direct mail merchandising as well as its Web site, www.blair.com and other Web sites. Blair Corporation employs over 2,700 people and operates facilities in Erie, Franklin and Grove City, Pennsylvania as well as in Wilmington, Delaware. The Company, which has annual sales of more than $560 million, is publicly traded on the American Stock Exchange (AMEX-BL).

This release contains statements relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, interest rate fluctuations, decreased consumer spending, decreased demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.

                          --Financial table follows--

                                       BLAIR CORPORATION
                              COMPARATIVE OPERATING HIGHLIGHTS
                                        (UNAUDITED)

                                    For the Three Months Ended March 31
                                            2003                    2002
                                            ----                    ----

Net sales                              $137,013,544             $135,261,455
Income before income taxes                  794,189                8,660,131
Income taxes                                294,000                3,059,000
Net income                                  500,189                5,601,131

Basic and diluted earnings per share          $ .06                     $.70

Average shares outstanding                8,044,760                7,969,869



                                 Selected Balance Sheet Items as of March 31

                                             2003                    2002
                                             ----                    ----

Customer accounts receivable             $146,268,676             $149,962,957
Inventories                              $ 77,620,131             $ 85,309,215
Total assets                             $335,228,652             $320,574,211
Total liabilities                         $78,324,545              $74,322,937
Stockholders' equity                     $256,904,107             $246,251,274
Total liabilities and stockholders'
equity                                   $335,228,652             $320,574,211